UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2005

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

600 Telephone Ave, Anchorage, Alaska		99503
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 907 - 297 – 3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement

On December 1, 2005, Alaska Communications Systems Group, Inc. (the “Company”) entered into an Underwriting Agreement, dated December 1, 2005, among the Company, the Selling Stockholders (as defined in the Underwriting Agreement), and Banc of America Securities LLC, as the underwriter, for the sale by the Selling Stockholders of 10.0 million shares of the Company’s common stock.  Pursuant to the Underwriting Agreement, the Selling Stockholders granted the underwriter the right to purchase up to 1.5 million additional shares to cover over-allotments.  The Company will not receive any proceeds from the offering.  The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated December 1, 2005, among the Company, the Selling Stockholders, and Banc of America Securities LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 5, 2005	Alaska Communications Systems Group, Inc.

/s/ David Wilson
David Wilson,
Senior Vice President and Chief Financial Officer